(23.2)

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-57267, 333-57915, 333-60737, 333-64653, 333-68555, 333-81121 and 333-47848) of Moody’s Corporation of our report dated July 13, 2001 (except for Note 7 which is as of March 18, 2002) relating to the combined financial statements of KMV Corporation and KMV LLC, which appears in this Current Report on Form 8-K (No. 001-14037) of Moody’s Corporation.

/s/ BDO SIEDMAN LLP

BDO Siedman LLP
June 24, 2002